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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2006

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1811 East 17th Avenue
Spokane, Washington 99203
(Address of principal executive offices and Zip Code)

(509) 535-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 15, 2006, we entered into an employment contract with John Works wherein we engaged Mr. Works as our president, chief executive officer, and a director. The term of the agreement is two years beginning May 15, 2006. We will pay Mr. Works $12,500 per month. We will reimburse Mr. Works for out-of-pocket expenses incurred by him up to $10,000 per month. Further we will pay Mr. Works an automobile allowance of $400 per month and a parking allowance of $150 per month. Further, we will pay Mr. Works a minimum of $950 to maintain an office in Denver Colorado. In addition to the foregoing, we have granted Mr. Works an option to acquire restricted shares of our common stock at a price of $0.00001 per share as follows:

1,000,000 shares on the execution of the employment agreement.

1,000,000 shares from June 1, 2006 to May 31, 2007 at the rate of 250,000 shares per completed quarter of service.

1,000,000 shares from June 1, 2007 to May 31, 2008 at the rate of 250,000 shares per completed quarter of service.

1,000,000 shares from June 1, 2008 to May 31, 2009 at the rate of 250,000 shares per completed quarter of service.

In the event the agreement is terminated, Mr. Works will be entitled to purchase all shares that have vested. All unvested shares will be forfeited.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

On May 15, 2006, we entered into an employment contract with John Works wherein we engaged Mr. Works as our president, chief executive officer, and a director. The term of the agreement is two years beginning May 15, 2006. We will pay Mr. Works $12,500 per month. We will reimburse Mr. Works for out-of-pocket expenses incurred by him up to $10,000 per month. Further we will pay Mr. Works an automobile allowance of $400 per month and a parking allowance of $150 per month. Further, we will pay Mr. Works a minimum of $950 to maintain an office in Denver Colorado. In addition to the foregoing, we have granted Mr. Works an option to acquire restricted shares of our common stock at a price of $0.00001 per share as follows:

1,000,000 shares on the execution of the employment agreement.

1,000,000 shares from June 1, 2006 to May 31, 2007 at the rate of 250,000 shares per completed quarter of service.

1,000,000 shares from June 1, 2007 to May 31, 2008 at the rate of 250,000 shares per completed quarter of service.

1,000,000 shares from June 1, 2008 to May 31, 2009 at the rate of 250,000 shares per completed quarter of service.

In the event the agreement is terminated, Mr. Works will be entitled to purchase all shares that have vested. All unvested shares will be forfeited.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

On May 15, 2006, we issued 1,000,000 restricted shares of common stock to John Works, our president, in consideration of $10.00. The shares were issued pursuant to the Employment Agreement described in this report. The shares were sold to Mr. Works pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Mr. Works was furnished with the same information that can be found in a Form SB-2 registration statement and Mr. Works is a sophisticated investor capable of reading and understanding the information furnished to him as well as reading and understanding financial statements.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b. On May 15, 2006, Andrei Stytsenko resigned as principal executive officer. This resignation was not as a result of any disagreement with us.

c. On May 15, 2006, John Works was appointed as our principal executive officer and to the board of directors. Since March 2002, Mr. Works has been the managing director of Emerging Markets Finance International, LLC in Denver, Colorado. Emerging Markets Finance International, LLC advises and arranges financing principally for oil & gas companies and projects in domestic and international emerging markets. From January 2005 to June 2005, Mr. Works was president and chief operating officer of American International Depository & Trust, LLC. of Denver, Colorado. American International Depository & Trust, LLC is a specialized financial institution which is empowered to provide its foreign clients with traditional depository banking and trust services as well as privacy and protection features typical of offshore financial institutions and private banks. From August 2001 to February 2002, Mr. Works was the senior vice president and head of international producer finance at Shell Capital, The Shell Group's venture capital affiliate, in Houston, Texas. At Shell Capital Mr. Works was responsible for directing the company's international restructuring efforts and for growing its international business. From August 1999 to July 2001, Mr. Works was president and chief executive officer of The Rompetrol Group in Bucharest, Romania. The Rompetrol Group is Romania's largest privately-owned oil & gas company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of May, 2006.

RANCHER ENERGY CORP.

BY:	JOHN WORKS
John Works
President and Principal Executive Officer